Granite Point Mortgage Trust Inc. Reports
Second Quarter 2022 Financial Results
and Post Quarter-End Update

NEW YORK, August 8, 2022 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended June 30, 2022, and provided an update on its activities subsequent to quarter-end. A presentation containing second quarter 2022 financial highlights can be viewed at www.gpmtreit.com.

Second Quarter 2022 Activity
•GAAP net (loss)(1) of $(17.4) million, or $(0.32) per basic share, including a $(13.0) million, or approx. $(0.25) per basic share, loss on early extinguishment of debt and a $(13.6) million , or approx. $(0.26) per basic share, provision for credit losses.
•Distributable Earnings(2) of $11.7 million, or $0.22 per basic share.
•Book value of $16.01 per common share, inclusive of $(0.96) per common share CECL reserve.
•Declared and paid a cash dividend of $0.25 per common share; Series A preferred cash dividend of $0.4375 per share.
•Closed on $202.1 million of total commitments and funded $212.2 million in total UPB, including prior commitments of $43.0 million.
•Realized $120.1 million in total UPB in loan repayments, paydowns, and principal amortization.
•Portfolio of $4.2 billion in total commitments comprised of over 99% senior loans with a weighted average stabilized LTV of 63.1%(3) and a weighted average yield at origination of LIBOR/SOFR + 4.07%(4); over 98% floating rate with a weighted average LIBOR/SOFR floor of 1.05%.
•CECL reserve of approx. $50.1 million, or 1.18% of total portfolio commitments.
•Repurchased over 1.5 million common shares at an average price of $10.18 per share for a total of $15.7 million, resulting in book value accretion of approximately $0.17 per share.
•Successfully refinanced two legacy funding vehicles, retiring inefficient and higher-cost liabilities, while raising over $180 million of liquidity.
•Repaid the remaining $100 million of borrowings under the senior secured term loan facilities.
•Increased borrowing capacity to $600 million on the Morgan Stanley financing facility; extended its maturity to June 2023.
•Extended the maturity of the Citi Bank, JPMorgan and Wells Fargo financing facilities to May 2025, June 2024, and June 2023, respectively.
•Ended Q2 with over $150 million in cash on hand and a total debt-to-equity leverage of 2.7x.

Post Quarter-End Update(5)
•Since quarter end, funded approx. $54 million of total principal balance, including over $10 million on existing loan commitments and received over $155 million of total UPB in loan repayments.
•Carried $132 million in cash.

Jack Taylor, President, and Chief Executive Officer of GPMT, said: “During the second quarter, macroeconomic uncertainty and capital markets volatility dramatically increased, driven largely by sharp increases in short term interest rates. Despite this challenging environment, our business has delivered solid operating performance supported by our broad based and resilient portfolio of senior mortgage loans secured by institutional quality real estate. Our floating rate mortgage loans are now 100% positively correlated to any additional increases in short term interest rates. After growing our portfolio modestly in the second quarter, primarily in the multifamily sector, we are now reinforcing our balance sheet by increasing cash liquidity and being measured in adding new loans until there is more market stability.”

(1)Represents Net Income Attributable to Common Stockholders.
(2)Please see page 6 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.
(5)As of August 5, 2022.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on August 9, 2022 at 11:00 a.m. ET to discuss first quarter 2022 financial results and related information. To participate in the teleconference, please call toll-free (833) 255-2835 (or (412) 902-6769 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning August 9, 2022, at 12:00 p.m. ET through August 16, 2022, at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 6828661. The call will also be archived on the Company’s website in the Investor Relations section under the Events & Presentations link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those related to the COVID-19 pandemic. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2022	December 31, 2021
ASSETS
Loans held-for-investment	$3,877,294	$3,782,205
Allowance for credit losses	(47,280)	(40,897)
Loans held-for-investment, net	3,830,014	3,741,308
Cash and cash equivalents	150,192	191,931
Restricted cash	69,492	12,362
Accrued interest receivable	11,455	10,716
Other assets	35,893	32,201
Total Assets (1)	$4,097,046	$3,988,518
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$1,271,659	$677,285
Securitized debt obligations	1,425,556	1,677,619
Asset-specific financings	43,622	43,622
Term financing facility	—	127,145
Convertible senior notes	273,822	272,942
Senior secured term loan facilities	—	139,880
Dividends payable	17,008	14,406
Other liabilities	20,545	21,436
Total Liabilities (1)	3,052,212	2,974,335
Commitments and Contingencies (see Note 10)
10.00% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized, and 1,000 shares issued and outstanding ($1,000,000 liquidation preference)	1,000	1,000
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 8,280,000 shares authorized, and 8,229,500 and 4,596,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	46
Common stock, par value $0.01 per share; 450,000,000 shares authorized, and 52,350,989 and 53,789,465 shares issued and outstanding, respectively	524	538
Additional paid-in capital	1,199,367	1,125,241
Cumulative earnings	162,423	171,518
Cumulative distributions to stockholders	(318,687)	(284,285)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	1,043,709	1,013,058
Non-controlling interests	125	125
Total Equity	$1,043,834	$1,013,183
Total Liabilities and Stockholders’ Equity	$4,097,046	$3,988,518

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Interest income:
Loans held-for-investment	$49,056	$49,350	$96,354	$103,389
Cash and cash equivalents	223	103	246	203
Total interest income	49,279	49,453	96,600	103,592
Interest expense:
Repurchase facilities	10,380	6,047	15,388	14,998
Securitized debt obligations	10,844	7,129	20,576	11,746
Convertible senior notes	4,572	4,544	9,118	9,062
Term financing facility	340	2,633	1,713	4,755
Asset-specific financings	322	668	604	1,545
Senior secured term loan facilities	886	5,653	3,754	10,933
Total interest expense	27,344	26,674	51,153	53,039
Net interest income	21,935	22,779	45,447	50,553
Other (loss) income:
(Provision for) benefit from credit losses	(13,627)	193	(17,315)	9,312
Loss on extinguishment of debt	(13,032)	—	(18,823)	—
Fee income	461	—	954	—
Total other (loss) income	(26,198)	193	(35,184)	9,312
Expenses:
Compensation and benefits	5,770	5,017	11,586	10,477
Servicing expenses	1,500	1,124	2,961	2,440
Other operating expenses	2,185	2,564	4,799	4,691
Total expenses	9,455	8,705	19,346	17,608
(Loss) income before income taxes	(13,718)	14,267	(9,083)	42,257
Provision for (benefit from) income taxes	13	(2)	12	(3)
Net (loss) income	(13,731)	14,269	(9,095)	42,260
Dividends on preferred stock	3,625	25	7,250	50
Net (loss) income attributable to common stockholders	$(17,356)	$14,244	$(16,345)	$42,210
Basic (loss) earnings per weighted average common share	$(0.32)	$0.26	$(0.30)	$0.77
Diluted (loss) earnings per weighted average common share	$(0.32)	$0.24	$(0.30)	$0.71
Weighted average number of shares of common stock outstanding:
Basic	53,512,005	55,009,732	53,683,575	55,073,317
Diluted	53,512,005	58,526,985	53,683,575	72,564,914

Comprehensive (loss) income	$(17,356)	$14,244	$(16,345)	$42,210

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended June 30, 2022
(unaudited)
Reconciliation of GAAP net (loss) to Distributable Earnings(1):

GAAP net (loss)	$(17,356)
Adjustments for non-distributable earnings:
Provision for credit losses	13,627
Recovery of amounts previously written off	512
Loss on extinguishment of debt	13,032
Non-cash equity compensation	1,906
Distributable Earnings(1)	$11,721

Distributable Earnings(1) per basic common share	$0.22
Basic weighted average shares outstanding	53,512,005
(1)Beginning with our Annual Report on Form 10-K for the year ended December 31, 2021, and for all subsequent reporting periods ending on or after December 31, 2021, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to serve as a general proxy for our taxable income, though it is not a perfect substitute for it, and, as such, is considered a key indicator of our ability to generate sufficient income to pay our common dividends and in determining the amount of such dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall performance of our business.

We use Distributable Earnings to evaluate our performance, excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income (loss) or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three and six months ended June 30, 2022, we recorded provision for credit losses of $(13.6) million and $(17.3) million, respectively, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. Pursuant to our existing policy for reporting Distributable Earnings referenced above, during the three and six months ended June 30, 2022, we recorded a $0.5 million recovery of amounts previously written off in a prior period on a discounted payoff. Additionally, during the six months ended June 30, 2022 write-off on loan sale, which we included in Distributable Earnings because we did not collect all amounts due at the time the loan was sold. During the three and six months ended June 30, 2022, we recorded a $(13.0) million and $(18.8) million, respectively, loss on early extinguishment of debt, which has been excluded from Distributable Earnings consistent with certain one-time expenses pursuant to our existing policy for reporting Distributable Earnings as a helpful indicator in assessing the overall run-rate operating performance of our business.

Distributable Earnings does not represent net income (loss) or cash flow from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.